Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to this Registration Statement on Form S-4 of Quartet Holdco Ltd. of our report dated April 18 2014 relating to the financial statements of Nordic Bulk Holding ApS, which appears in Amendment No. 3 of this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Amendment No. 3 to this Registration Statement.

Copenhagen, Denmark
August 7, 2014

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Statsautoriseret Revisionspartnerselskab

PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab, CVR-nr. 33 77 12 31

Strandvejen 44, 2900 Hellerup

T: 3945 3945, F: 3945 3987, www.pwc.dk